Exhibit 13.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Suk Yee, Kwan, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 20-F of Happy City Holdings Limited for the fiscal year ended August 31, 2025, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 20-F fairly presents, in all material respects, the financial condition and results of operations of Happy City Holdings Limited.

Date: January 14, 2026

/s/ Suk Yee Kwan
Suk Yee Kwan
Chief Executive Officer and Director
(Principal Executive Officer)

I, Wai Man, Ao, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 20-F of Happy City Holdings Limited for the fiscal year ended August 31, 2025, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 20-F fairly presents, in all material respects, the financial condition and results of operations of Happy City Holdings Limited.

Date: January 14, 2026

/s/ Wai Man Ao
Wai Man Ao
Chief Financial Officer
(Principal Accounting and Financial Officer)